UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2012

Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction)

0-16416

(Commission File Number)

33-0056212

(I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673

(Address of principal executive offices)

(949) 388-4546

(Registrant's telephone number, including area code)

Item 1.02.   Termination of a Material Definitive Agreement

The company entered into a Securities Purchase Agreement with Alpine MIT Partners, LLC, on March 7, 2012, as noted in an earlier Form 8-K. The Closing was contractually required to occur on or before April 6, 2012, with respect to the initial $1,000,000 sale of the convertible debentures. No debentures were sold, no investment was received, and the Agreement has been terminated by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Jeffrey G. Nunez
Jeffrey G. Nunez
President

/s/ Victor Hollander
Victor Hollander
Chief Financial Officer

Dated: May 3, 2012